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                    [LETTERHEAD OF ANDREWS & KURTH L.L.P.]

                            Andrews & Kurth L.L.P.
                           4200 Texas Commerce Tower
                             Houston, Texas 77002


                                                                     EXHIBIT 5.1

                                 June 28, 1996


Board of Directors
BJ Services Company
5500 Northwest Central
Houston, Texas 77092

Ladies and Gentlemen:

                  We have acted as counsel to BJ Services Company, a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form S-3 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the public offering by the Company of up to 9,775,000 shares of the Company's common stock (the "Shares"), par value $0.10 per share ("Common Stock").

                  As the basis for the opinions hereinafter expressed, we have examined such statutes, regulations, corporate records and documents and such other instruments as we have deemed necessary for the purposes of the opinions contained herein. As to all matters of fact material to such opinions, we have relied upon the representations of officers of the Company and certificates of public officials. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with the original documents of all documents submitted to us as copies.

                  Based upon the foregoing and having due regard for such legal considerations as we deem relevant, we are of the opinion that the Shares have been duly authorized and, when sold in the manner described in the Registration Statement, will be legally issued and constitute fully paid and nonassessable shares of Common Stock.

                  This opinion is limited in all respects to the General Corporation Law of the State of Delaware and the laws of the United States of America insofar as such laws are applicable.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm name under the caption "Legal Opinions" therein. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                               Very truly yours,



                               Andrews & Kurth L.L.P.